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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)

                    of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 21, 2001



                            OmniComm Systems, Inc.
            (Exact Name of Registrant as Specified in its Charter)

Delaware                                       0-25203                               11-3349762
(State or Other Jurisdiction of         (Commission File Number)         (IRS Employer Identification No.)
       Incorporation)

         3250 Mary Street, Suite
          #402, Miami, Florida                                                          33133
(Address of Principal Executive Offices)                                              (Zip Code)

                                (305) 448-4700
             (Registrant's telephone number, including area code)


         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. Other Events.

In a release dated September 25, 2001, OmniComm Systems, Inc. (OTC:BB: OMCM) announced that it had completed a $2 million equity private placement. Commonwealth Associates, L.P. of New York acted as placement agent and ComVest Venture Partners, L.P. acted as lead investor in the round.

The private placement is comprised of 20 units, consisting of the Company's 8% Series B Convertible Preferred Stock and stock warrants. The units are each convertible into 400,000 shares of the Company's common stock, and five year warrants to purchase 400,000 shares of the Company's Common Stock. Approximately $330,000 of existing debt of the Company was converted into the financing.

A news release is attached as Exhibit 99.

ITEM 6. Resignation of Registrant's Directors

Jan Vandamme resigned as a director of OmniComm Systems, Inc. effective September 19, 2001. Taking Mr. Vandamme's place on the Board of Directors is Harold Blue, Executive Vice President and Chief Operating Officer of Commonwealth Associates.

ITEM 7. Exhibits.

Exhibit 99 News Release dated September 25, 2001 is attached.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 OMNICOMM SYSTEMS, INC.


Dated: September, 25, 2001       By:/s/ David Ginsberg, D.O.
--------------------------          ------------------------
                                    David Ginsberg, D.O.
                                 President, Chief Executive Officer and Director